Code of Ethics

December 2025

I. Introduction

Post Advisory Group, LLC (“Post”) has adopted this Code of Ethics (the “Code”) pursuant to Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940. The Code has been approved by the boards of the registered investment companies sub-advised by Post.

This Code applies to all Access Persons of Post, as defined in Appendix B (Glossary). Please see Section IX for details related to Gateway Credit’s Board of Managers’ (“Board Managers”) applicability to this Code and any related reporting requirements. This Code should be read in conjunction with Post’s Code of Conduct, Conflicts of Interest Policy, and Whistleblower Policy, which collectively outline Post’s broader framework for ethical behavior, management of conflicts, and the reporting of concerns.

The Code is designed to:

•	Promote the highest ethical standards.

•	Safeguard confidential information and material non-public information (“MNPI”).

•	Prevent actual or apparent conflicts of interest.

•	Ensure compliance with federal securities laws.

The Code is based on the principle that Post and its supervised persons must conduct their affairs, including personal securities transactions, in a manner that:

•	Places client interests ahead of personal interests,

•	Complies with applicable securities laws, and

•	Avoids conflicts of interest or any abuse of position of trust and responsibility.

The CCO administers this Code, but responsibility for compliance rests with all Supervised Persons. The boards of the registered investment companies sub-advised by Post Advisory Group retain oversight responsibility under Rule 17j-1.

II. Core Principles

•	Clients’ interests are paramount. Always put Client and Investor interests first.

•	Avoid conflicts. Do not let personal, family, or affiliate interests impair judgment; disclose any potential conflicts promptly.

•	Maintain confidentiality. Do not misuse or share client information or MNPI, including with affiliates.

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Post’s Code of Ethics

•	Be transparent. Disclose outside activities, gifts, conflicts, or affiliate interactions to Compliance.

•	Comply with laws. Follow all securities, anti-fraud, and anti-corruption laws.

•	Promote ethical culture. Lead by example and report concerns promptly.

III. Confidentiality & MNPI

A. Confidential Information

•	Treat all client information as strictly confidential (identity, holdings, advice, financial circumstances).

•	Do not disclose except when authorized, legally required, or approved by Compliance.

B. MNPI & Affiliate Interactions

•

Do not share Post’s MNPI or confidential information with affiliates (including Nexus Capital Management, its funds, or its portfolio companies) unless explicitly authorized via documented Compliance-to-Compliance (Clean Team) protocols between the Post CCO and the Nexus CCO (or their designees).

•	Do not bring MNPI from Nexus or its affiliates into Post.

•	All affiliate information requests (including from Nexus) must be routed through both Post and Nexus Compliance using Clean Team channels; investment personnel may not participate.

•	Board Managers may be recused from discussions or materials if conflicts arise (see Section IX).

•	Post does not engage in wall-crossing arrangements with affiliates. MNPI and affiliate interactions are managed through restricted lists, Board recusals, and information barriers.

See Post’s Insider Trading Policy for Watch List, PIRL, and recusal procedures. See Appendix B (Glossary) for defined terms.

IV. Employee Conduct

•

Disqualifying Events: Employees must promptly notify the CCO if they are subject to, or become aware they may be subject to, any disqualifying events or notification obligations described in Appendix C. Failure to report such events may result in sanctions up to and including termination.

•	Personal Finances: Employees must manage finances responsibly. No borrowing from Clients or vendors.

•	Business Opportunities: Opportunities solicited by or offered to Post belong to Post, not Employees.

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•

Outside Business Activities (OBA): All OBAs must be pre-cleared with Compliance via gVue. Includes compensated and uncompensated roles. Service with Nexus, its affiliates, or their portfolio companies requires prior written CCO approval and may require tailored recusals or trading restrictions.

•	Conflicts of Interest: Disclose and resolve conflicts promptly.

V. Gifts & Anti-Corruption

•	Do not offer or accept gifts or entertainment that could appear to influence decisions.

•	Applies equally to interactions with affiliates (including Nexus personnel). Must follow Post’s thresholds, approvals, and logging requirements.

•	Bribery, facilitation payments, and manipulative trading practices are strictly prohibited.

See Post’s Gifts & Entertainment Policy, Anti-Market Manipulation Policy and Anti-Bribery and Anti-Corruption Policy for details.

VI. Personal Securities Transactions

A. Access Persons

•	All Employees are Access Persons (as defined in Appendix B – Glossary) unless designated Exempt by the CCO.

•	Board Managers who meet the definition of Access Persons are subject to the same rules unless designated Exempt by the CCO (see Section IX).

•	Access Persons must use gVue for reporting and pre-clearance (see Appendix A for procedures).

B. Reporting Requirements

•	Initial Holdings Report: Within 10 days of becoming an Access Person (see Appendix A).

•	Annual Holdings Report: Due within 30 days of December 31 (see Appendix A).

•	Quarterly Transaction Report: Within 30 days of quarter end, covering all trades and new accounts (see Appendix A).

•	Annual Certification: Required acknowledgement of compliance with this Code and reporting obligations (see Appendix A).

C. Reportable Accounts

•	Accounts where an Access Person or Household Member has Beneficial Ownership and can trade securities.

•	Includes brokerage, IRA, custodial, trust, HSA, and 529 accounts.

•	Excludes discretionary accounts, Post employee benefit plans, and mutual fund-only accounts.

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Post’s Code of Ethics

D. Reportable Securities

•	Includes equities, ETFs, bonds, options, derivatives, closed-end funds, private placements, and private funds.

•	Excludes U.S. government securities, CDs, money markets, non-affiliated open-end registered funds (i.e., mutual funds), and municipal securities limited to 529 plans.

E. Restricted & Prohibited Transactions

Pre-Clearance Required

The following transactions require pre-clearance from Compliance prior to execution:

•	Any Reportable Security transaction, excluding ETFs;

•	Initial Public Offerings (IPOs);

•	Private Placements, including investments in Post’s funds; and

•	Investments in Nexus-sponsored private funds or co-investments (see Appendix A).

Pre-clearance approvals expire after two (2) business days. If a trade is not executed within that time frame, the Access Person must obtain a new approval before proceeding. Any transaction requiring pre-clearance that has not been submitted for approval, has been denied approval, or has expired without re-approval must not be executed under any circumstances.

Note: While ETFs are considered Reportable Securities under Section D above and must be included in all Reporting Requirements (see Section B), they do not require pre-clearance.

Prohibited Transactions

The following activities are strictly prohibited:

•	Trading any issuer listed on the Watch List or PIRL;

•	Participating in investment clubs;

•	Front-running client trades;

•	Executing personal trades within seven (7) calendar days of related client trades; or

•	Exceeding 200 personal trades per calendar year (see Appendix A).

F. Affiliate Fund Investments

•	Direct investments in Nexus-sponsored funds must be pre-cleared and reported (see Appendix A).

•	Employees may not use information about Nexus fund holdings to influence Post decisions (see Appendix A).

•	Co-investments and secondaries are subject to MNPI restrictions (see Appendix A).

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Post’s Code of Ethics

VII. Violations & Sanctions

A. Reporting Violations

•	All Supervised Persons must report actual or suspected violations of this Code promptly to Compliance.

•	Reports will be treated confidentially (to the extent permissible by law) and investigated appropriately.

•	No retaliation will be taken against good-faith reporters.

•	Anonymous reports may also be made through Post’s Ethics Hotline (1-844-845-5245 or https://www.clearviewconnects.com), operated by Mitratech/ClearView and available 24/7.

B. Sanctions

•	Upon discovering a violation, the CCO may impose sanctions, including:

•	Written warning,

•	Suspension of personal trading privileges,

•	Monetary fines,

•	Disgorgement of improper profits,

•	Suspension or termination of employment or contract.

•	Breaches involving affiliate information or MNPI may also result in immediate trading halts, recusals from coverage areas, loss of Board access, or referral to the Board of Managers.

•

The CCO or their designee has discretion to interpret the Code and grant exceptions, documented in writing. Where affiliate considerations are involved, the Post CCO will consult with the Nexus Compliance Officer to ensure consistent application.

VIII. Administration

A. Board Oversight

Each year, Compliance will prepare a written report to Gateway Credit’s Board of Managers, including:

•	Certification that Post has procedures to prevent Code violations,

•	Identification of material violations and sanctions imposed,

•	Description of issues that arose under the Code, and

•	Recommended changes to restrictions or procedures.

B. Investment Company Clients

Upon request, Post will also provide a written annual Code report to the Board of each registered investment company client, including:

•	Summary of personal investing procedures,

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•	Material violations requiring remedial action,

•	Recommended changes based on experience and regulatory developments, and

•	Certification of reasonably designed procedures.

C. Affiliate Risk Review

The CCO will annually review and report on Watch List/PIRL oversight, Board recusals/segmentation, and Clean Team activity.

D. Attestations

•	All Access Persons must annually certify their compliance with the Code.

•	Board Managers and designated senior Employees must also attest annually to compliance with confidentiality, MNPI, and affiliate-related provisions.

E. Recordkeeping

Post will maintain Code-related records at its principal place of business for not less than five (5) years, including:

•	A copy of all versions of this Code,

•	Records of Code violations and sanctions,

•	Reports and certifications from Access Persons,

•	List of all Access Persons over the past five years,

•	Decisions approving private investments by Access Persons,

•	Annual Code reports provided to Boards,

•	Watch List and PIRL change logs,

•	Records of Board recusals, and

•	Affiliate pre-clearance files.

The first two years of records will be kept in an easily accessible location.

IX. Board of Managers

A. General Obligations

•

All Board of Managers are subject to confidentiality and fiduciary duties not to misuse or improperly disclose Post’s client information. Board Managers must promptly notify the CCO of any disqualifying events as described in Appendix C.

B. Majority Owner (Nexus Group) Board Managers

•	Due to Nexus’s private equity activities, access to MNPI, and dual Code obligations of its designated directors:

•	May not share Post’s confidential information with Nexus or its affiliates,

•	May not bring MNPI from Nexus or its affiliates into Post,

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•	May be recused from Board discussions or materials where conflicts exist,

•	Must comply with Clean Team and information-barrier procedures.

C. Minority Owner Board Managers

•	Subject to Post’s general confidentiality obligations.

•	Additional MNPI restrictions in this Code are primarily focused on Nexus due to its private equity business.

D. Personal Trading

•

Board Managers who have been designated Access Persons must comply with the personal trading and reporting provisions of this Code (see Appendix A). Where also subject to Nexus’s Code, directors must coordinate pre-clearance and reporting with both Compliance teams; if obligations differ, the stricter standard applies.

E. Attestations

•	All Board Managers must annually certify compliance with the confidentiality, MNPI, and (if applicable) personal trading provisions of this Code.

•	All Board Managers must also acknowledge their notification obligations for disqualifying events (see Appendix C).

Appendix A – Personal Trading & Reporting Procedures

This Appendix sets out the detailed personal trading and reporting obligations under the Code. All Access Persons (including applicable Board Managers), unless designated as Exempt Access Persons by the CCO, must comply with these procedures.

1. Reporting Obligations

Initial and Annual Holdings Reports

•

Initial Holdings Report: Within 10 calendar days of becoming an Access Person, submit a complete list of all investment accounts and securities beneficially owned (as defined in Appendix B). The holdings must be current as of a date no more than 45 days before becoming an Access Person.

•	Annual Holdings Report: By January 30 each year, submit updated holdings as of December 31 of the prior year.

•	Reports are submitted through gVue unless otherwise approved by Compliance.

Quarterly Transaction Reports (QTRs)

•	Due within 30 days after each calendar quarter.

•	Must include all securities transactions and new accounts opened during the quarter.

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•	Even if no reportable transactions occurred, a “no activity” certification must be submitted.

•	Brokerage confirms/statements must be provided (either via electronic feed into gVue or directly to Compliance if not supported).

Annual Certifications

Each Access Person must certify annually that they:

1.	Have read and understand the Code;

2.	Have complied with it throughout the year;

3.	Have disclosed all accounts and transactions; and

4.	Have responded accurately to the personal disciplinary history questionnaire.

2. Reportable Accounts & Securities

Reportable Accounts

Any account over which the Access Person or Household Member has beneficial ownership and in which Reportable Securities may be transacted. Examples:

•	Brokerage, IRA, custodial and trust accounts

•	529 College Savings Plan accounts

•	401(k) or HSA accounts that allow transactions in any Reportable Security

Non-Reportable Accounts

•	Charitable giving accounts

•	Certain retirement accounts limited to mutual funds

•	Pure cash management accounts (no trading authority)

•	Discretionary accounts approved by Compliance

•	Post employee benefit plans (401(k), deferred comp, ESPP, etc.)

•	Variable annuity contracts

Reportable Securities

Any security that is not specifically exempted. This includes equities, ETFs, closed-end funds, corporate and municipal bonds, options, derivatives, private funds, and private placements.

Non-Reportable Securities

•	U.S. government obligations

•	CDs, bankers’ acceptances, commercial paper, high-quality short-term debt

•	Money market funds

•	Open-end mutual funds not managed by Post or its affiliates

•	Municipal securities available only through 529 College Savings Plans

•	UITs (unit investment trusts) invested solely in open-end mutual funds

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3. Restricted and Prohibited Transactions

Pre-Clearance Required

The following require pre-clearance from Compliance prior to execution:

•	Any transaction in a Reportable Security, excluding ETFs;

•	Initial Public Offerings (IPOs);

•	Private placements, including investments in Post’s funds; and

•	Investments in Nexus-sponsored private funds or co-investments.

Pre-clearance approvals expire after two (2) business days. If a trade is not executed within that time frame, the Access Person must obtain a new approval before proceeding. Any transaction requiring pre-clearance that has not been submitted for approval, has been denied approval, or has expired without re-approval must not be executed under any circumstances.

Note: While ETFs are considered Reportable Securities and must be included in all transactions and holdings reporting requirements, they do not require pre-clearance.

Prohibited Transactions

•	Trading any issuer listed on the Watch List or PIRL;

•	Participating in investment clubs;

•	Front-running client trades;

•	Executing personal trades within seven (7) calendar days of related client trades; or

•	Exceeding 200 personal trades per calendar year.

Violations may require unwinding and disgorgement of profits.

4. Discretionary Accounts

•	Must be pre-approved by the CCO before establishment.

•	Written attestation required that the account is fully discretionary.

•	Annually, Access Person must certify no influence or control.

•	Compliance may test on a sample basis.

5. Affiliate Fund Investments

•	Direct investments by Employees or Household Members in Nexus-sponsored private funds must be pre-cleared.

•	Co-investments/secondaries tied to specific portfolio companies are subject to MNPI restrictions.

•

Affiliate and employee investors will only receive standard investor communications. Any additional information they may access is solely by virtue of their employment role and may not be used to seek preferential treatment or to influence their personal investment decisions.

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6. Violations & Sanctions

•	Violations must be reported promptly to Compliance or via the Ethics Hotline.

•	Sanctions may include warnings, suspension of trading, fines, disgorgement, or termination.

•	Affiliate-related breaches may also trigger immediate trading halts, removal from coverage, or loss of Board access.

Appendix B – Glossary of Terms

Access Person

Any Employee of Post, and any Board Manager or other Supervised Person who the CCO has determined has access to non-public client information, portfolio holdings or securities recommendations, unless designated as an Exempt Access Person by the CCO.

Affiliate

Gateway Post Holdings LLC and its controlled entities, and any entity under common control with Post (as disclosed in Form ADV). These entities comprise senior investment professionals and owners (collectively, “Nexus Group”) of Nexus Capital Management, LLC (“Nexus”). As a result of the meaningful overlap between the Nexus Group and Nexus Capital Management, LLC, Post has applied the Affiliate “label” to Nexus for purposes of this policy.

Beneficial Ownership

Any direct or indirect interest where the Employee or Household Member derives a monetary benefit, or exercises influence/control. Includes household accounts, trusts, partnerships, estates, or pooled arrangements.

Board Managers

Members of Gateway Credit’s Board of Managers, including those designated by majority or minority owners, subject to Section IX of this Code.

Clean Team / Compliance-to-Compliance

Exchange of information strictly between compliance/legal functions (Post CCO and Nexus CCO or their designees) to prevent disclosure of MNPI or client information to investment personnel. All Clean Team communications must be logged and limited to the minimum necessary.

Discretionary Account

An account over which the Employee or Household Member has no direct or indirect influence or control, as certified to the CCO.

Exempt Access Person

An Employee without access to client portfolio holdings, transactions, or recommendations, and not involved in trading decisions. Must be designated in writing by the CCO.

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Gateway Credit Advisory Holdings, LLC

Gateway Credit Advisory Holdings, LLC (“Gateway Credit”) is the sole (100%) owner of Post Advisory Group, LLC and where the Board of Managers is maintained.

Household Member

Spouse, domestic partner, siblings, parents, grandparents, children, stepchildren, grandchildren, and in-laws residing in the household (or expected to reside at least 90 days per year).

MNPI

Material Non-Public Information.

PIRL (Parent-Issuer Restricted List)

List of issuers where Nexus or its affiliates may possess MNPI.

Reportable Account

Any account over which the Access Person or Household Member has Beneficial Ownership and in which Reportable Securities may be transacted.

Reportable Security

Any security not otherwise defined as “Non-Reportable.”

Supervised Person

Any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Post, as well as any other person who provides investment advice on behalf of Post and is subject to Post’s supervision and control.

Watch List

List of issuers where Post may have MNPI or other restrictions.

Appendix C – Disqualifying Events & Notification Obligations

1. SEC Disqualifying Events (Advisers Act §203(e))

Employees and Board Managers must promptly notify the CCO if they are subject to, or become aware they may be subject to, any of the following events:

i.	False or misleading filings: Willfully making or causing to be made a false or misleading statement (or omitting a material fact) in any SEC application, report, or proceeding.

ii.

Convictions involving securities or fiduciary misconduct: Conviction (domestic or foreign) of a felony or misdemeanor involving purchase/sale of a security, false oath/report, bribery, perjury, theft, fraud, forgery, conspiracy, or substantially equivalent activity.

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iii.	Felonies unrelated to securities: Conviction of any felony punishable by imprisonment for one year or more (domestic or foreign).

iv.

Injunctions: Being permanently or temporarily enjoined by a court from acting as an adviser, broker, dealer, underwriter, transfer agent, credit rating agency, or equivalent, or from participating in conduct related to securities or fiduciary activities.

v.	Failure to supervise / aiding & abetting: Willfully aiding, abetting, counseling, commanding, or inducing another to violate securities laws, or failing reasonably to supervise.

vi.	Bars or suspensions: Being subject to any SEC order barring or suspending association with an investment adviser.

vii.

Foreign regulatory findings: Being found by a foreign financial regulatory authority to have filed false information, violated securities/commodity laws, aided and abetted violations, or failed to supervise.

viii.

State/federal banking or insurance orders: Being subject to a final order of a state securities commission, banking/insurance regulator, or equivalent federal agency that bars the person from regulated activities, or is based on violations involving fraud, manipulation, or deceit.

2. ERISA / QPAM Disqualifying Events (DOL)

Because Post serves ERISA clients, Employees and Board Managers must notify the CCO immediately if they are subject to any of the following Department of Labor disqualifying events, which may disqualify Post from serving as a Qualified Professional Asset Manager (“QPAM”):

i.	Felony involving abuse or misuse of an employee benefit plan position or labor organization role.

ii.	Felony arising out of the conduct of a broker, dealer, adviser, bank, insurance company, or fiduciary business.

iii.	Income tax evasion.

iv.	Felony involving larceny, theft, robbery, extortion, forgery, counterfeiting, fraudulent concealment, embezzlement, fraudulent conversion, or misappropriation of funds/securities.

v.	Conspiracy or attempt to commit any of the above.

vi.

Conviction or imprisonment for robbery, bribery, extortion, embezzlement, fraud, grand larceny, burglary, arson, felony drug violations, murder, rape, kidnapping, perjury, or assault with intent to kill.

3. Notification & Process

•	Employees: Must immediately notify the CCO of any potential or actual disqualifying event.

•	Board Managers: Must immediately notify both the COO and CCO of any potential or actual disqualifying event.]

•	If uncertain: Employees or Board Managers must consult with the CCO promptly for guidance.

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•	Documentation: Compliance will maintain records of all notifications, assessments, and any remedial actions.

4. Consequences of Disqualification

Disqualification events may:

•	Prevent Post from continuing as a registered investment adviser with the SEC.

•	Disqualify Post from relying on exemptions (e.g., QPAM exemption for ERISA clients).

•	Trigger “bad actor” disqualification for Rule 506 private offerings.

•	Require disclosure and/or withdrawal from certain mandates or fund roles.

Policy Updated: December 2025 by Maureen Ocampo, Previous Policy Date: February 2025

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